Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contact:

Teri Dahlman (617) 995-9807

IDENIX PHARMACEUTICALS REPORTS

FIRST QUARTER 2014 FINANCIAL RESULTS AND HCV PIPELINE REVIEW

CAMBRIDGE, Mass., May 1, 2014 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the first quarter ended March 31, 2014.

HCV Pipeline Review

•	In April 2014, Idenix reported positive seven-day proof-of-concept data from a phase I/II clinical trial for IDX21437, the Company’s lead uridine-based nucleotide prodrug candidate. The trial demonstrated that IDX21437 was well tolerated and exhibited potent pan-genotypic activity with mean maximal viral load reductions of 4.2 - 4.3 log10 IU/mL for treatment-naïve genotype 1, 2 and 3 HCV-infected patients in the highest dose group (300 mg) for seven days. Based on these findings, the 300 mg dose of IDX21437 has been chosen for an anticipated phase II combination study of IDX21437 with samatasvir, Idenix’s pan-genotypic NS5A inhibitor. This phase II study is expected to initiate mid-2014.

•	Further, under a collaboration with Janssen Pharmaceuticals, Inc., Idenix is evaluating samatasvir, simeprevir and TMC647055/r in a phase II clinical program. HELIX-1 recently reported safety and sustained virologic response rate (SVR4) findings at a medical meeting, and HELIX-2 is expected to report SVR4 data in the second half of 2014. In this phase II program, samatasvir-containing regimens have been administered to more than 140 patients for 12-week treatment durations and have been safe and well tolerated to date.

•	Additionally, in April 2014, Idenix initiated enrollment for the healthy volunteer portion of a phase I clinical trial of IDX21459, a follow-on, uridine-based nucleotide prodrug candidate, in Europe. IDX21459 has shown a favorable preclinical profile including potent, pan-genotypic activity and favorable safety with respect to cardiac, mitochondrial and genotoxicity assessments.

“Idenix continues to make strong progress in advancing our multiple clinical trials with a key goal of initiating a combination study of IDX21437 with samatasvir for an all-oral pan-genotypic regimen for HCV,” said Ron Renaud, Idenix’s President and Chief Executive Officer. “The nucleotide prodrug/NS5A inhibitor combination could play a major role in HCV treatment due to a number of factors, including the scarcity of this combination, the potential to deliver the convenience of once-daily dosing with one pill, and the potential to be safe and potent with a high barrier to resistance and limited drug-drug interaction concerns. Importantly, we believe our combination has the potential to provide an additional treatment option for patients, physicians and payers in the evolving HCV landscape.”

Registered Direct Offering

In January 2014, the Company issued 16.4 million shares of its common stock to Baupost Group, L.L.C. through a registered direct offering under a shelf registration and received $106.6 million in net proceeds.

First Quarter 2014 Financial Results

For the first quarter ended March 31, 2014, Idenix reported total revenues of $(3.0) million, compared to total revenues of $0.9 million in the first quarter of 2013. The Company reported a net loss of $34.1 million, or $0.24 per basic and diluted share, for the first quarter ended March 31, 2014, compared to a net loss of $30.8 million, or $0.23 per basic and diluted share for the first quarter ended March 31, 2013. In the first quarter of 2014, the Company recorded a charge against revenue related to the impact of the stock subscription rights of Novartis Pharma AG, which is described in more detail in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2014.

2014 Financial Guidance

At March 31, 2014, Idenix’s cash and cash equivalents totaled $205.0 million. The Company continues to expect that its current cash and cash equivalents will be sufficient to sustain its operations into at least the second half of 2015. This guidance assumes no milestone payments or license fees, no reimbursement for development programs and no financing activities.

ABOUT IDENIX

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical Company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix is headquartered in Cambridge, Massachusetts, (USA). Its clinical development operations and drug discovery operations are conducted in Cambridge and in the Company’s European laboratories in Montpellier, France. Idenix’s current focus is on the treatment of patients with hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of samatasvir, IDX21437 or IDX21459 or any other drug candidate; the successful development of novel combinations of direct-acting antivirals for the treatment of HCV; the likelihood and success of any future clinical trials involving samatasvir, IDX21437 or IDX21459 or any other drug candidates; and expectations with respect to funding of operations and future cash balances. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the Company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the Company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; changes in the Company’s business plan or objectives; the ability of the Company to attract and retain qualified personnel; competition in general; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
Revenues:
Collaboration revenue – related party	$(3,007)	$852

Total revenues	(3,007)	852
Operating expenses (1):
Cost of revenues	—	332
Research and development	21,077	24,008
General and administrative	10,303	7,535

Total operating expenses	31,380	31,875

Loss from operations	(34,387)	(31,023)
Other income, net	274	271

Loss before income taxes	(34,113)	(30,752)
Income tax expense	(1)	(1)

Net loss	$(34,114)	$(30,753)

Basic and diluted net loss per share	($0.24)	($0.23)

Shares used in calculation of basic and diluted net loss per share	145,118	133,958

Comprehensive loss:
Net loss	$(34,114)	$(30,753)
Changes in other comprehensive income:
Foreign currency translation adjustment	49	(349)

Comprehensive loss	$(34,065)	$(31,102)

(1) Share-based compensation expenses included in operating expenses amounted to approximately:
Research and development	$483	$469
General and administrative	947	779

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$205,008	$122,006
Receivables from related party	1,292	1,409
Other current assets	5,600	6,337

Total current assets	211,900	129,752
Property and equipment, net	2,538	2,782
Receivables from related party, net of current portion	4,842	5,082
Other assets	3,852	3,395

Total assets	$223,132	$141,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$20,935	$17,084
Deferred revenue, related party	714	714
Other current liabilities	279	392

Total current liabilities	21,928	18,190
Other long-term obligations	13,709	13,550
Deferred revenue, related party, net of current portion	3,095	3,274

Total liabilities	38,732	35,014
Stockholders’ equity	184,400	105,997

Total liabilities and stockholders’ equity	$223,132	$141,011